UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 7, 2012, The Charles Schwab Corporation (the “Company”) entered into a Separation Agreement, General Release and Waiver of Claims (the “Agreement”) with Mr. Benjamin L. Brigeman in connection with his decision to step down as Executive Vice President—Investor Services. The Agreement provides for:

•

Continued employment for a six-month transition period at his current salary, which has an aggregate value of $275,000 (subject to required withholding), and termination of employment on August 15, 2012 (“Termination Date”);

•

Cash payments equal to $572,105.44 (subject to required withholding), representing his salary and COBRA premiums for continuation coverage in the group health plan, to be paid in equal monthly installments of $47,675.45 for 12 months following termination (“Installment Payments”);

•

An additional cash payment of $2,966,804.25 (subject to required withholding), which takes into account his target bonus, unvested equity awards and the agreements described below, to be paid in three installments of $988,934.75 on December 30, 2012, March 15, 2013 and August 20, 2013 (“Lump-sum Payments”);

•

A non-compete agreement that restricts Mr. Brigeman from employment with a competitor business, defined to include specific companies, other regulated financial institutions and any business that is determined in the Company’s sole discretion to be competitive with the businesses of the Company or its affiliates or subsidiaries, for a period of twelve months following his Termination Date; employment with a competitor business would result in forfeiture of remaining Installment and Lump-sum Payments and repayment of Lump-sum Payments previously paid;

•

A standard release of all claims in favor of the Company and all of its affiliates, subsidiaries, divisions, parent corporations, stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future;

•	A non-disparagement agreement; and

•	A confirmation of his obligations under his existing confidentiality, non-solicitation and intellectual property ownership agreement.

The terms of the Agreement are more fully described in the Separation Agreement, General Release and Waiver of Claims, which is included as Exhibit 10.348 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.348	Separation Agreement, General Release and Waiver of Claims by and between Mr. Brigeman and the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: March 13, 2012	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 10.348	Separation Agreement, General Release and Waiver of Claims by and between Mr. Brigeman and the Company.